UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2017 (September 28, 2017)

Amerinac Holding Corp.
(Exact name of registrant as specified in its charter)

Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

6002 Groveport Road Groveport, OH	43125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 836-1050

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On September 28, 2017, Amerinac Holding Corp. (the “Company”) closed on a private placement (the “Private Placement”) with 5 accredited investors (the “Investors”), pursuant to which the Company sold to the Investors a total of 15,750 shares of restricted common stock (the “Shares”) of the Company at a purchase price of $40.00 per share, and total consideration of $630,000. The Shares were offered and sold in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The subscription agreements executed in connection with the transactions disclosed above contain representations from the Investors to support our reasonable belief that: (i) the Investors either received or had access to adequate information concerning the Company’s operations and financial condition in order to make an informed investment decision, (ii) the Investors acquired the Shares for their own account for investment purposes only and not with a view to distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and (iii) the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act).

The Shares of common stock have not been registered under the Securities Act and may not be transferred or resold unless the transfer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available.

The Company intends to use the proceeds of the Private Placement to provide additional working capital to the Company and its subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerinac Holding Corp. (Registrant)

Dated: October 2, 2017	By:	/s/ John Wachter
	Name:	John Wachter
	Title:	Chairman of the Board of Directors

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